
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the financial statements contained on Form 10-K for the fiscal year ended December
31, 1996 and Form 10-Q for the period ended March 31, 1997 for CIGNA Corporation and is qualified in its entirety by reference to such financial statements.
However, certain information noted below has been restated to reflect the reporting of CIGNA's property and casualty business (which was sold on July 2, 1999) as discontinued operations. Amounts that have been restated for discontinued operations have been specifically identified.
</LEGEND>
<RESTATED>
<CIK> 0000701221
<NAME> CIGNA CORPORATION
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS           YEAR
<FISCAL-YEAR-END>               DEC-31-1997     DEC-31-1996
<PERIOD-START>                  JAN-01-1997     JAN-01-1996
<PERIOD-END>                    MAR-31-1997     DEC-31-1996
<DEBT-HELD-FOR-SALE>                 34,320          34,933
<DEBT-CARRYING-VALUE>                     0               0
<DEBT-MARKET-VALUE>                       0               0
<EQUITIES>                              683             701
<MORTGAGE>                           11,066          10,927
<REAL-ESTATE>                         1,087           1,102
<TOTAL-INVEST>                       55,237          56,061
<CASH>                                1,955           1,760
<RECOVER-REINSURE>                    6,859<F2>       7,287<F2>
<DEFERRED-ACQUISITION>                1,303           1,230
<TOTAL-ASSETS>                       98,752          98,932
<POLICY-LOSSES>                      11,587          11,784
<UNEARNED-PREMIUMS>                   1,946           1,940
<POLICY-OTHER>                       18,400          18,841
<POLICY-HOLDER-FUNDS>                29,800          29,878
<NOTES-PAYABLE>                       1,343           1,310
<PREFERRED-MANDATORY>                     0               0
<PREFERRED>                               0               0
<COMMON>                                 66<F5>          66<F5>
<OTHER-SE>                            7,051<F5>       7,142<F5>
<TOTAL-LIABILITY-AND-EQUITY>         98,752          98,932
<PREMIUMS>                            2,627<F1>      10,499<F1>
<INVESTMENT-INCOME>                     886<F1>       3,645<F1>
<INVESTMENT-GAINS>                       32<F1>          52<F1>
<OTHER-INCOME>                          114<F1>         464<F1>
<BENEFITS>                            2,466<F1>      10,006<F1>
<UNDERWRITING-AMORTIZATION>              69<F1>         278<F1>
<UNDERWRITING-OTHER>                    785<F1>       3,148<F1>
<INCOME-PRETAX>                         339<F1>       1,228<F1>
<INCOME-TAX>                            116<F1>         427<F1>
<INCOME-CONTINUING>                     223<F1>         801<F1>
<DISCONTINUED>                           65<F1>         255<F1>
<EXTRAORDINARY>                           0               0
<CHANGES>                                 0               0
<NET-INCOME>                            288           1,056
<EPS-BASIC>                            1.31<F5>        4.68<F5>
<EPS-DILUTED>                          1.30<F5>        4.64<F5>
<RESERVE-OPEN>                            0          11,159<F3><F4>
<PROVISION-CURRENT>                       0           2,348<F3>
<PROVISION-PRIOR>                         0             177<F3>
<PAYMENTS-CURRENT>                        0             823<F3>
<PAYMENTS-PRIOR>                          0           2,214<F3>
<RESERVE-CLOSE>                           0          10,647<F3><F4>
<CUMULATIVE-DEFICIENCY>                   0             177<F3>

<F1> This  information has been restated to reflect CIGNA's property and casualty business, which was sold on July 2, 1999, as discontinued operations.
<F2> Amount includes recoverables on paid and unpaid losses.
<F3> Amount relates to the property and casualty  business, which was sold on July 2, 1999.
<F4> Amount is net of reinsurance recoverables.
<F5> Restated to reflect the three-for-one stock split approved by CIGNA's shareholders on April 22, 1998.

